Exhibit 99.1
SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 16, 2016, Synchronoss Technologies, Inc. (“Synchronoss,” “our,” and “the Company” refer to Synchronoss Technologies, Inc. and all of its subsidiaries) completed a divestiture of a portion of its carrier activation business (“BPO”) to newly formed Sequential Technology International, LLC (“STI”) for a total purchase price of $146 million (the “Sale”). As part of the sales arrangement, Synchronoss will retain a 30% investment in STI, which can be reduced during the course of 2017. The historical financial results of the BPO business will be classified as discontinued operations in the Company's future filings.

The following unaudited pro forma condensed consolidated balance sheet, as of September 30, 2016, reflects Synchronoss’ financial position as if the Sale had occurred on that date. The following unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2016 and fiscal years ended December 31, 2015, 2014, and 2013 reflect Synchronoss’ results of operations as if the Sale had occurred on January 1, 2013.

These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:

I.
The audited consolidated financial statements and the accompanying notes and Management’s Discussion and Analysis of the Financial Condition and Results of Operations included in Synchronoss' Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and

II.
The unaudited consolidated condensed financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Synchronoss’ Form 10-Q for the nine months ended September 30, 2016.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what Synchronoss’ results of operations or financial position would have been had the sale occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of Synchronoss’ future results of operations or financial position.

In accordance with Article 11 of SEC Regulation S-X, the unaudited pro forma condensed consolidated financial statements reflect adjustments to the extent they are directly attributable to the Sale, factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the Company’s results of operations.

The “Historical” column in the unaudited pro forma condensed consolidated financial statements reflects Synchronoss’ historical financial statements for the periods presented and does not reflect any adjustments related to the Sale and related events.

The “BPO Business” column in the unaudited pro forma condensed consolidated financial statements represents the financial position and results of BPO Business on a carve-out basis, including all net assets and corporate allocations necessary to operate the business.

The “Other Pro Forma Adjustments” column represents certain assets, liabilities and previously allocated corporate overhead costs of BPO Business that will be retained by the Company as well as certain adjustments related to the sale. The adjustments represent the Company's current best estimates and may differ from those that will be calculated to report discontinued operations in the Company's future filings.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	September 30, 2016
	Historical	BPO Business	Other Pro Forma Adjustments		Pro Forma Synchronoss
ASSETS
Current assets:
Cash and cash equivalents	$123,319	$—	$17,335	A	$140,654
Marketable securities	16,973	—	—		16,973
Accounts receivable, net of allowance for doubtful accounts	217,307	(51,308)	42,358	B	208,357
Prepaid expenses & other assets	48,242	(406)	406	C	48,242
Total current assets	405,841	(51,714)	60,099		414,226

Marketable securities	3,968	—	—		3,968
Property and equipment, net	168,083	—	—		168,083
Note receivable	—	—	83,000	D	83,000
Goodwill	315,185	(36,805)	—		278,380
Intangible assets, net	215,666	—	—		215,666
Deferred tax assets	1,904	—	—		1,904
Other assets	14,082	—	—		14,082
Equity method investment	—	—	45,870	E	45,870
Total assets	$1,124,729	$(88,519)	$188,969		$1,225,179

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Account payable	$28,724	$(5,354)	$5,354	C	$28,724
Accrued expenses	54,066	(6,415)	13,176	C, F	60,827
Deferred revenue	26,106	—	—		26,106
Contingent consideration obligation	8,229	—	—		8,229
Short term debt	38,000	—	—		38,000
Total current liabilities	155,125	(11,769)	18,530		161,886

Lease financing obligation - long-term	13,082	—	—		13,082
Convertible debt	225,938	—	—		225,938
Deferred tax liability	26,397	—	46,724	F	73,121
Other liabilities - long term	20,399	—	—		20,399
Redeemable noncontrolling interest	52,616	—	—		52,616

Total stockholders' equity	631,172	(76,750)	123,715	G	678,137
Total liabilities and stockholders' equity	$1,124,729	$(88,519)	$188,969		$1,225,179

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Nine months ended September 30, 2016
	Historical	BPO Business	Other Pro Forma Adjustments		Pro Forma Synchronoss

Net revenues	$476,658	$(121,704)	$—		$354,954
Costs and expenses:
Cost of services	217,004	(75,680)	2,498	H,L	143,822
Research and development	78,408	—	—		78,408
Selling, general and administrative	89,799	(17,704)	15,714	I	87,809
Net change in contingent consideration obligation	7,299	—	—		7,299
Restructuring charges	5,139	—	—		5,139
Depreciation and amortization	74,009	(5,866)	5,866	I	74,009
Total costs and expenses	471,658	(99,250)	24,078		396,486
Income (loss) from operations	5,000	(22,454)	(24,078)		(41,532)
Interest income	1,492	—	—		1,492
Interest expense	(5,006)	—	—		(5,006)
Other income (expense), net	(186)	—	—		(186)
Equity method investment earnings	—	—	6,736	J	6,736
Income (loss) before income tax expense	1,300	(22,454)	(17,342)		(38,496)
Income tax (expense) benefit	(14,853)	8,757	6,763	K	667
Net (loss)	(13,553)	(13,697)	(10,579)		(37,829)
Net loss attributable to noncontrolling interests	(8,836)	—	—		(8,836)
Net income loss attributable to Synchronoss	$(4,717)	$(13,697)	$(10,579)		$(28,993)

Net income loss per share attributable to Synchronoss:
Basic	$(0.11)				$(0.67)
Diluted	$(0.11)				$(0.67)

Weighted average common shares outstanding:
Basic	43,488				43,488
Diluted	43,488				43,488

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Year ended December 31, 2015
	Historical	BPO Sale	Other Pro Forma Adjustments		Pro Forma Synchronoss

Net revenues	$578,831	$(150,714)	$—		$428,117
Costs and expenses:
Cost of services	239,074	(95,020)	11,089	H,L	155,143
Research and development	91,430	—	—		91,430
Selling, general and administrative	90,735	(19,310)	16,986	I	88,411
Net change in contingent consideration obligation	760	—	—		760
Restructuring charges	5,090	—	—		5,090
Depreciation and amortization	72,152	(8,111)	8,111	I	72,152
Total costs and expenses	499,241	(122,441)	36,186		412,986
Income (loss) from operations	79,590	(28,273)	(36,186)		15,131
Interest income	2,047	—	—		2,047
Interest expense	(5,711)	—	—		(5,711)
Other income (expense), net	372	—	—		372
Equity method investment earnings	—	—	8,482	J	8,482
Income (loss) before income tax expense	76,298	(28,273)	(27,704)		20,321
Income tax (expense) benefit	(29,616)	11,026	10,805	K	(7,785)
Net income attributable to noncontrolling interests	6,052	—	—		6,052
Net income (loss) attributable to Synchronoss	40,630	(17,247)	(16,899)		6,484
Income effect for interest on convertible debt, net of tax	1,920	—	—		1,920
Net income (loss) applicable to shares of common stock for earnings per share	$42,550	$(17,247)	$(16,899)		$8,404

Net income per share attributable to Synchronoss:
Basic	$0.96				$0.15
Diluted	$0.89				$0.15

Weighted average common shares outstanding:
Basic	42,284				42,284
Diluted	47,653				42,284

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Year ended December 31, 2014
	Historical	BPO Business	Other Pro Forma Adjustments		Pro Forma Synchronoss

Net revenues	$457,314	$(150,013)	$—		$307,301
Costs and expenses:
Cost of services	184,414	(89,606)	7,578	H,L	102,386
Research and development	73,620	—	—		73,620
Selling, general and administrative	79,227	(21,937)	19,791	I	77,081
Net change in contingent consideration obligation	1,799	—	—		1,799
Depreciation and amortization	55,956	(8,938)	8,938		55,956
Total costs and expenses	395,016	(120,481)	36,307	I	310,842
Income (loss) from operations	62,298	(29,532)	(36,307)		(3,541)
Interest income	1,265	—	—		1,265
Interest expense	(3,430)	—	—		(3,430)
Other income (expense), net	441	—	—		441
Equity method investment earnings	—	—	8,860		8,860
Income (loss) before income tax expense	60,574	(29,532)	(27,447)	J	3,595
Income tax (expense) benefit	(21,679)	11,517	10,704		542
Net income (loss)	38,895	(18,015)	(16,743)	K	4,137
Net loss attributable to noncontrolling interests	—	—	—		—
Net income (loss) attributable to Synchronoss	38,895	(18,015)	(16,743)		4,137
Income effect for interest on convertible debt, net of tax	754	—	—		754
Net income (loss) applicable to shares of common stock for earnings per share	$39,649	$(18,015)	$(16,743)		$4,891

Net income per share attributable to Synchronoss:
Basic	$0.96				$0.10
Diluted	$0.92				$0.10

Weighted average common shares outstanding:
Basic	40,418				40,418
Diluted	43,297				40,418

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Year ended December 31, 2013
	Historical	BPO Business	Other Pro Forma Adjustments		Pro Forma Synchronoss

Net revenues	$349,047	$(123,679)	$—		$225,368
Costs and expenses:
Cost of services	146,238	(78,272)	10,338	H,L	78,304
Research and development	64,845	—	—		64,845
Selling, general and administrative	62,096	(18,042)	16,496	I	60,550
Net change in contingent consideration obligation	(5,324)	—	—		(5,324)
Restructuring charges	5,172	—	—		5,172
Depreciation and amortization	41,126	(12,558)	12,558	I	41,126
Total costs and expenses	314,153	(108,872)	39,392		244,673
Income (loss) from operations	34,894	(14,807)	(39,392)		(19,305)
Interest income	2,646	—	—		2,646
Interest expense	(3,178)	—	—		(3,178)
Other income (expense), net	217	—	—		217
Equity method investment earnings	—	—	4,442	J	4,442
Income (loss) before income tax expense	34,579	(14,807)	(34,950)		(15,178)
Income tax (expense) benefit	(11,228)	5,775	13,631	K	8,178
Net income (loss)	$23,351	$(9,032)	$(21,319)		$(7,000)
Net loss attributable to noncontrolling interests	—	—	—		—
Net (loss) attributable to Synchronoss	$23,351	$(9,032)	$(21,319)		$(7,000)

Net income (loss) per share attributable to Synchronoss:
Basic	$0.60				$(0.18)
Diluted	$0.58				$(0.18)

Weighted average common shares outstanding:
Basic	38,891				38,891
Diluted	40,009				38,891

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

The unaudited pro forma consolidated condensed balance sheet as of September 30, 2016 and the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2016 and for the year ended December 31, 2015, 2014, and 2013 include the following pro forma adjustments:

A.
Represents Synchronoss' cash distribution of approximately $17.3 million as part of the $100.3M consideration received in connection with the sale of 65.6%. Additionally, the buyer contributed assets for remaining 4.4% ownership in STI. Approximately $30 million has been set aside in escrow to cover certain conditions of the closing of the Sale, which is expected to be released and closed in the first half of 2017.

B.
In connection with the Sale, the billed receivables of the BPO Business were excluded from the transfer to STI. Unbilled receivables in the amount of approximately $9.0 million were transferred as part of the Sale.

C.	The total account balance will be retained by Synchronoss, in connection with the Sale.

D.	Synchronoss received a Sellers Note of approximately $83.0 million as part of the proceeds in connection with the Sale, which can be reduced or paid back in full to Synchronoss during 2017.

E.	Reflects the equity investment of 30% that Synchronoss retained in STI in connection with the Sale, which can be reduced during the course of 2017 through the exercise of a call or put option.

F.	Reflects an estimated payable for income taxes of $6.7 million and a deferred tax liability of $46.8 million as a result of the Sale.

G.	Includes the estimated after tax gain on the Sale of approximately $46.6 million as well as the impact of the balance sheet adjustments reflected in notes A through F.

H.
Reflects the inclusion of cost of services which were historically allocated to the BPO Business and will remain with the Company's continuing operations. Certain of these costs will be recovered prospectively as part of our support services agreements with STI.

I.	Reflects general corporate overhead costs, including depreciation, which were historically allocated to the BPO Business and will remain with the Company's continuing operations

J.	Represents the Company's estimated share of earnings on the retained 30% investment in the BPO Business.

K.	Reflects the pro forma tax adjustments related to the BPO Business, which were estimated using the applicable effective rate.

L.	Amounts include stock based compensation directly attributable to the BPO Business as follows:

	Nine Months Ended	Year Ended December 31,
	September 30, 2016	2015	2014	2013
	(in thousands)
Cost of Services	$1,598	$1,988	$1,624	$1,576